CONFORMED COPY

Exhibit 24.1

POWER OF ATTORNEY

1.	BY THIS POWER OF ATTORNEY, the undersigned, in his or her capacity as director, manager, member or general partner, as applicable, of the entities listed on Schedule I hereto, or as a director, manager or member of any such general partner of any of the entities listed on Schedule I hereto, and in his or her capacity as president, vice president, secretary, assistant secretary, treasurer, assistant treasurer, principal executive officer, principal financial officer or controller or principal accounting officer, as applicable, of the entities listed on Schedule I hereto, hereby appoints Charles R. Oglesby, J. Gordon Smith and Lynne A. Burgess or any duly authorized designee of Asbury Automotive Group, Inc. (the “Company”), acting jointly or singly, to be his or her attorneys-in-fact (each, an “Attorney”) to do and execute any and all acts and things contemplated by the exchange offer of $150,000,000 aggregate principal amount of the Company’s 7.625% Senior Subordinated Notes due 2017 (the “Exchange Offer”), including, without limitation, to:

(i)	sign any Exchange Registration Statement, Shelf Registration Statement or registration statement on Form 8-A (together, the “Registration Statements”) to be filed with the Commission in connection with the Exchange Offer, and to sign any or all amendments to such Registration Statements, including pre-effective and post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, including any registration statement filed pursuant to Rule 462(b) under the Securities Act, with the Commission and other appropriate governmental agencies;

(ii)	approve, complete, execute and deliver the Exchange Securities on his or her behalf; and

(iii)	approve, complete, execute and deliver on his or her behalf any other document the Attorney shall think necessary, desirable or convenient for the purposes of implementing the transactions contemplated by the Exchange Offer;

and generally to act in relation to the foregoing matters with full power to appoint a further attorney or attorneys (each a “Substitute”) to act in addition to or in substitution for the Attorney.

2.	The entities listed on Schedule I hereto hereby undertake to ratify everything which the Attorney and any Substitute shall do or purport to do on behalf of such entity by virtue of these presents and will fully indemnify the Attorney and any Substitute against all losses, liabilities, costs, claims, actions, demands or expenses which he may incur or which may be made against him as a result of or in connection with anything lawfully done by virtue of these presents.

3.	Capitalized terms used but not defined herein which are defined in the Exchange and Registration Rights Agreement dated as of March 26, 2007, among Asbury Automotive Group, Inc., the Subsidiary Guarantors named therein and Goldman, Sachs & Co. and Deutsche Bank Securities Inc. (the “Registration Rights Agreement”), shall have the meanings given to them in the Registration Rights Agreement.

4.	THIS POWER OF ATTORNEY shall be governed by and construed in accordance with New York law.

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 20th day of June, 2007.

/s/ BRETT HUTCHINSON
Brett Hutchinson

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 19th day of June, 2007.

/s/ CHARLES R. OGLESBY
Charles R. Oglesby

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 12th day of June, 2007.

/s/ CHARLIE TOMM
Charlie Tomm

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 22nd day of June, 2007.

/S/ DENNIS E. CLEMENTS
Dennis E. Clements

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 12th day of June, 2007.

/s/ EUGENE S. KATZ
Eugene S. Katz

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 14th day of June, 2007.

/s/ GARY SCHULZ
Gary Schulz

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 12th day of June, 2007.

/s/ HENRY A. DAY
Henry A. Day

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 13th day of June, 2007.

/s/ HUNTER JOHNSON
Hunter Johnson

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 20th day of June, 2007.

/s/ J. GORDON SMITH
J. Gordon Smith

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 14th day of June, 2007.

/s/ J.L. DAGENHART
J.L. Dagenhart

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 12th day of June, 2007.

/s/ JANET M. CLARKE
Janet M. Clarke

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 25th day of June, 2007.

/S/ JAY TORDA
Jay Torda

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 17th day of June, 2007.

/s/ JEFFREY I. WOOLEY
Jeffrey I. Wooley

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 12th day of June, 2007.

/s/ JOHN C. STAMM
John C. Stamm

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 12th day of June, 2007.

/s/ JOHN M. ROTH
John M. Roth

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 15th day of June, 2007.

/s/ JOHN R. CAPPS
John R. Capps

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 14th day of June, 2007.

/s/ JOSEPH E. SHINE
Joseph E. Shine

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 20th day of June, 2007.

/s/ LYNNE A. BURGESS
Lynne A. Burgess

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 13th day of June, 2007.

/s/ MICHAEL J. DURHAM
Michael J. Durham

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 20th day of June, 2007.

/s/ MICHAEL S. KEARNEY
Michael S. Kearney

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 15th day of June, 2007.

/s/ NANCY D. NOBLE
Nancy D. Noble

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 20th day of June, 2007.

/s/ PHILIP F. MARTIZ
Philip F. Maritz

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 19th day of June, 2007.

/s/ ROBERT E. GRAY
Robert E. Gray

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 12th day of June, 2007.

/s/ THOMAS G. DELOACH, JR.
Thomas C. DeLoach, Jr.

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 21st day of June, 2007.

/S/ THOMAS G. MCCOLLUM
Thomas G. McCollum

IN WITNESS whereof the undersigned has duly signed this Power of Attorney this 13th day of June, 2007.

/s/ VERNON E. JORDAN, JR.
Vernon E. Jordan, Jr.

SCHEDULE I

Asbury Automotive Group, Inc.

AF Motors L.L.C.

ALM Motors L.L.C.

ANL L.P.

Asbury AR Niss L.L.C.

Asbury Arkansas Hund L.L.C.

Asbury Atlanta AC L.L.C.

Asbury Atlanta AU L.L.C.

Asbury Atlanta BM L.L.C.

Asbury Atlanta Chevrolet L.L.C.

Asbury Atlanta Hon L.L.C.

Asbury Atlanta Inf L.L.C.

Asbury Atlanta Infiniti L.L.C.

Asbury Atlanta Jaguar L.L.C.

Asbury Atlanta Lex L.L.C.

Asbury Atlanta Nis L.L.C.

Asbury Atlanta VL L.L.C.

Asbury Automotive Arkansas Dealership Holdings L.L.C.

Asbury Automotive Arkansas L.L.C.

Asbury Automotive Atlanta L.L.C.

Asbury Automotive Brandon, L.P.

Asbury Automotive Central Florida, L.L.C.

Asbury Automotive Deland, L.L.C.

Asbury Automotive Financial Services, Inc.

Asbury Automotive Florida, L.L.C.

Asbury Automotive Fresno L.L.C.

Asbury Automotive Group Holdings, Inc.

Asbury Automotive Group L.L.C.

Asbury Automotive Jacksonville GP L.L.C.

Asbury Automotive Jacksonville, L.P.

Asbury Automotive Management L.L.C.

Asbury Automotive Mississippi L.L.C.

Asbury Automotive North Carolina Dealership Holdings L.L.C.

Asbury Automotive North Carolina L.L.C.

Asbury Automotive North Carolina Management L.L.C.

Asbury Automotive North Carolina Real Estate Holdings L.L.C.

Asbury Automotive Oregon L.L.C.

Asbury Automotive Oregon Management L.L.C.

Asbury Automotive South, L.L.C.

Asbury Automotive Southern California L.L.C.

Asbury Automotive St. Louis, L.L.C.

Asbury Automotive Tampa GP L.L.C.

Asbury Automotive Tampa, L.P.

Asbury Automotive Texas L.L.C.

Asbury Automotive Texas Real Estate Holdings L.L.C.

Asbury Deland Imports 2, L.L.C.

Asbury Fresno Imports L.L.C.

Asbury Jax AC L.L.C.

Asbury Jax Holdings, L.P.

Asbury Jax K L.L.C.

Asbury Jax Management L.L.C.

Asbury Jax PB Chev L.L.C.

Asbury MS Chev, L.L.C.

Asbury MS Gray-Daniels L.L.C.

Asbury MS Metro L.L.C.

Asbury MS Wimber L.L.C.

Asbury MS Yazoo L.L.C.

Asbury No Cal Niss L.L.C.

Asbury Sacramento Imports L.L.C.

Asbury So Cal DC L.L.C.

Asbury So Cal Hon L.L.C.

Asbury So Cal Niss L.L.C.

Asbury St. Louis Cadillac L.L.C.

Asbury St. Louis Gen L.L.C.

Asbury St. Louis Lex L.L.C.

Asbury St. Louis LR L.L.C.

Asbury Tampa Management L.L.C.

Asbury-Deland Imports L.L.C.

Atlanta Real Estate Holdings L.L.C.

Avenues Motors, Ltd.

Bayway Financial Services, L.P.

BFP Motors L.L.C.

C&O Properties, Ltd.

Camco Finance II L.L.C.

Camco Finance L.L.C.

CFP Motors, Ltd.

CH Motors, Ltd.

CHO Partnership, Ltd.

CK Chevrolet LLC

CK Motors LLC

CN Motors, Ltd.

Coggin Automotive Corp.

Coggin Cars L.L.C.

Coggin Chevrolet L.L.C.

Coggin Management, L.P.

CP-GMC Motors, Ltd.

Crown Acura/Nissan, LLC

Crown Battleground, LLC

Crown CHH L.L.C.

Crown CHO L.L.C.

Crown CHV L.L.C.

Crown Dodge, LLC

Crown FDO L.L.C.

Crown FFO Holdings L.L.C.

Crown FFO L.L.C.

Crown Fordham L.L.C.

Crown GAC L.L.C.

Crown GAU L.L.C.

Crown GBM L.L.C.

Crown GCA L.L.C.

Crown GCH L.L.C.

Crown GDO L.L.C.

Crown GHO L.L.C.

Crown GKI L.L.C.

Crown GMI L.L.C.

Crown GNI L.L.C.

Crown GPG L.L.C.

Crown GVO L.L.C.

Crown Honda, LLC

Crown Honda-Volvo, LLC

Crown Mitsubishi, LLC

Crown Motorcar Company L.L.C.

Crown Raleigh L.L.C.

Crown RIA L.L.C.

Crown RIB L.L.C.

Crown Royal Pontiac, LLC

Crown SJC L.L.C.

Crown SNI L.L.C.

CSA Imports L.L.C.

JC Dealer Systems L.L.C.

Escude-M L.L.C.

Escude-MO L.L.C.

Escude-NN L.L.C.

Escude-NS L.L.C.

Escude-T L.L.C.

HFP Motors L.L.C.

KP Motors L.L.C.

McDavid Austin-Acra, L.L.C.

McDavid Frisco-Hon, L.L.C.

McDavid Grande, L.L.C.

McDavid Houston-Hon, L.L.C.

McDavid Houston-Niss, L.L.C.

McDavid Irving-Hon, L.L.C.

McDavid Outfitters, L.L.C.

McDavid Plano-Acra, L.L.C.

NP FLM L.L.C.

NP MZD L.L.C.

NP VKW L.L.C.

Plano Lincoln-Mercury, Inc.

Precision Computer Services, Inc.

Precision Enterprises Tampa, Inc.

Precision Infiniti, Inc.

Precision Motorcars, Inc.

Precision Nissan, Inc.

Premier NSN L.L.C.

Premier Pon L.L.C.

Prestige Bay L.L.C.

Prestige Toy L.L.C.

RER Properties, LLC

RWIJ Properties, LLC

Spectrum Insurance Services L.L.C.

Tampa Hund, L.P.

Tampa Kia, L.P.

Tampa LM, L.P.

Tampa Mit, L.P.

Tampa Suzu, L.P.

Thomason Auto Credit Northwest, Inc.

Thomason Dam L.L.C.

Thomason Frd L.L.C.

Thomason Hon L.L.C.

Thomason Hund L.L.C.

Thomason Maz L.L.C.

Thomason Niss L.L.C.

Thomason Outfitters L.L.C.

Thomason Pontiac-GMC L.L.C.

Thomason Suzu L.L.C.

Thomason TY L.L.C.

Thomason Zuk L.L.C.

WMZ Brandon Motors, L.P.

WMZ Motors, L.P.

WTY Motors L.P.